Exhibit 99.1

PRESS RELEASE

PETROLOGISTICS ANNOUNCES
CONSENT SOLICITATION FOR 6.25% SENIOR NOTES DUE 2020

HOUSTON, Texas, June 24, 2014 /PRNewswire/ — PetroLogistics LP (NYSE: PDH) (the “Company”) today announced that it and PetroLogistics Finance Corp. (“Finance Corp.” and together with the Company, the “Issuers”) are soliciting consents (“Consent Solicitation”) from holders of the Issuers’ outstanding 6.25% Senior Notes due 2020 (the “Notes”) to approve amendments (the “Proposed Amendments”) to the indenture relating to the Notes (the “Indenture”). The Issuers are making the Consent Solicitation at the request and expense of Flint Hills Resources, LLC (“Flint Hills”), a subsidiary of Koch Industries, Inc. On May 27, 2014, the Company and its general partner entered into a definitive agreement (the “Merger Agreement”) to be acquired by Flint Hills (the “Merger”).

The Proposed Amendments would amend Section 4.03 of the Indenture to replace the requirement that the Company file reports with the Securities and Exchange Commission with a requirement that the Company provide holders of the Notes with a specified set of information that is more typical of debt securities issued in a Rule 144A-for-life transaction.  The Proposed Amendments would also amend Section 5.01(a) of the Indenture to remove the prohibition on the consolidation or merger of Finance Corp. with or into an entity that is not a corporation.

Flint Hills will make a cash payment (the “Consent Payment”) of $5.00 per $1,000 in aggregate principal amount of Notes held by each holder of Notes as of the Record Date (as defined below) who has validly delivered its consent prior to the Expiration Time (as defined below) and who has not validly revoked its consent before the earlier of the Effective Time (as defined below) and 5:00 p.m., New York City time, on July 2, 2014, with 25% of such consent payment to be paid promptly following the Expiration Time, subject to satisfaction or waiver by Flint Hills of certain conditions, including receipt of valid consents in respect of a majority in aggregate principal amount of the Notes (such consents, the “Requisite Consents”).  The remaining 75% (the “Final Consent Payment”) will be paid promptly following the satisfaction or waiver by Flint Hills of certain conditions, including consummation of the Merger.

The Issuers anticipate that, promptly after receipt of the Requisite Consents prior to the Expiration Time, the Issuers and Wells Fargo Bank, National Association, as trustee, will execute and deliver a supplemental indenture with respect to the Indenture (the “Supplemental Indenture”). Although the Supplemental Indenture will become effective upon its execution and delivery (the “Effective Time”), the Proposed Amendments to the Indenture shall become operative only after the Final Consent Payment occurs on or before November 27, 2014 and the Merger has been consummated.

The Final Consent Payment is expected to be paid promptly following the satisfaction or waiver by the New Parent of the conditions set forth in the Consent Solicitation Statement (as defined below) for the Final Consent Payment, including the consummation of the Merger.  Subject to obtaining required regulatory approvals and the satisfaction or waiver of other specified conditions, and based on the information currently available, the Merger is expected to be consummated by November 27, 2014.

Flint Hills has informed the Issuers that, in connection with the Merger, it intends to effect an internal restructuring of the Company and its subsidiaries. Flint Hills will also provide the

Company with a new unsecured pari passu revolving credit facility (replacing the existing secured structurally senior facility), contribute a demand note to the Company and put in place other arrangements that will effectively support the Issuers’ obligation to pay principal and interest on the outstanding Notes.  Although there can be no assurances, Flint Hills believes the Notes should be assigned investment grade ratings by each of Standard & Poor’s Ratings Services (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) following the consummation of the Merger as a result of the foregoing actions.

Subsequent to the announcement of the Merger Agreement on May 27, 2014, both S&P and Moody’s published public press releases on May 28, 2014.  S&P placed the Notes on watch positive and Moody’s placed the Notes under review for possible upgrade.  S&P’s and Moody’s review of the Notes for possible voting actions is ongoing.

The Consent Solicitation will expire at 5:00 p.m., New York City time, on July 2, 2014 (such date and time, as the same may be extended by the Issuers from time to time, the “Expiration Time”). Only holders of record of the Notes (or participants in The Depository Trust Company acting under an omnibus proxy) as of 5:00 p.m., New York City time, on June 23, 2014 (the “Record Date”), are eligible to deliver consents to the Proposed Amendments in the Consent Solicitation.

Holders of Notes for which no consent is delivered prior to the Expiration Time will be bound by the Supplemental Indenture if the Effective Time occurs, and will not be entitled to receive the Consent Payment.

The Consent Solicitation is being made solely on the terms and subject to the conditions set forth in the consent solicitation statement dated June 24, 2014, as the same may be amended or supplemented from time to time (the “Consent Solicitation Statement”), and the accompanying consent letter. The Issuers may, in their sole discretion, terminate, extend or amend the Consent Solicitation at any time as described in the Consent Solicitation Statement.

Copies of the Consent Solicitation Statement, the consent letter and other related documents may be obtained from D.F. King & Co., Inc., the Information and Tabulation Agent, at (800) 431-9633 (toll free). Holders of the Notes are urged to review the Consent Solicitation Statement and the consent letter for the detailed terms of the Consent Solicitation and the procedures for consenting to the Proposed Amendments. Any persons with questions regarding the Consent Solicitation should contact the Solicitation Agent, Goldman, Sachs & Co., at (212) 902-6941 (collect) or (800) 828-3182 (toll free).

This announcement is for information purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security. This announcement is also not a solicitation of consents with respect to the Proposed Amendments or any securities. No recommendation is being made as to whether holders of Notes should consent to the Proposed Amendments. The solicitation of consents is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or “blue sky” laws.

About PetroLogistics

PetroLogistics is a major producer of propylene with operations in the vicinity of the Houston Ship Channel.  The company owns and operates the only propane dehydrogenation facility in the US, and its plant is among the largest of its kind in the world. The facility began operations in 2010 and has an annual production capacity of approximately 1.45 billion pounds.  Propylene is one of the basic petrochemical building blocks that is used in the manufacture of a variety of end products, including paints, coatings, building materials, clothing, automotive parts, packaging and a range of other consumer and industrial products. The facility employs about 100 people.

PetroLogistics is a master limited partnership with headquarters located in Houston, Texas.

The opportunity for the development of the facility was identified in 2003 by PetroLogistics’ Executive Chairman and its President and Chief Executive Officer, who were affiliate partners of Lindsay Goldberg, a New York-based private investment firm.  After identifying and purchasing the project site and completing front end engineering and design work, construction of the facility began in 2008 and was completed in 2010.  The facility was constructed using equity capital from Lindsay Goldberg and York Capital.

Cautionary Statement Regarding Forward-Looking Information

Statements in this release relating to the Company’s expectations regarding the Consent Solicitation and the Merger are forward-looking information and are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Forward-looking statements are based on currently available information. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.

Among other risks and uncertainties, there can be no guarantee that the Consent Solicitation or Merger will be completed, or if they are completed, the time frame in which they will be completed.  The Consent Solicitation and the Merger are subject to the satisfaction of certain conditions contained in the Consent Solicitation Statement and the Merger Agreement.  Pursuing the Merger could disrupt certain of the Company’s current plans, operations, business, and employee relationships.

PetroLogistics has based its forward-looking statements, including statements made regarding Consent Solicitation and the Merger, the expected timetable for completing the Merger and other statements, on its management’s beliefs and assumptions based on information available to management at the time the statements are made. PetroLogistics cautions you that actual outcomes and results may differ materially from what is expressed, implied, or forecast by its forward-looking statements.  Except as required under the federal securities laws, PetroLogistics does not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100% of PetroLogistics’ distributions to foreign investors are attributable to income that is effectively connected with a U.S. trade or business. Accordingly, PetroLogistics’ distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Important Additional Information about the Proposed Merger

PetroLogistics has filed with the Commission a Current Report on Form 8-K, which contains, among other things, a copy of the definitive agreement for the Merger. In connection with the Merger, the Company has prepared and filed with the Commission an information statement that provides additional important information concerning the Merger. The definitive information statement will be mailed to the unitholders of PetroLogistics. THE COMPANY’S UNITHOLDERS ARE STRONGLY ADVISED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE COMMISSION, INCLUDING THE COMPANY’S INFORMATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  The Company’s unitholders will be able to obtain, without charge, a copy of the information statement and other relevant documents filed with the Commission from the Commission’s website at www.sec.gov. The Company’s unitholders will also be able to obtain, without charge, a copy of the information statement and other documents relating to the Merger at www.petrologistics.com or by contacting PetroLogistics Investor Relations at the phone number, email or address listed below.

For further information please contact:

855-840-7140

investor@petrologistics.com or media@petrologistics.com

600 Travis Street, Suite 3250

Houston, Texas 77002